EXHIBIT 10.34

SECOND AMENDMENT TO A LEASE AGREEMENT

BETWEEN DOMINO’S FARMS OFFICE PARK, L.L.C.

(LANDLORD) AND DOMINO’S PIZZA, L.L.C. (TENANT)

THIS SECOND AMENDMENT TO A LEASE AGREEMENT is made May 5, 2004 and is effective as of the 21st day of December, 2003, by and between DOMINO’S FARMS OFFICE PARK, L.L.C., a Michigan Limited Liability Company, f/k/a Domino’s Farms Office Park Limited Partnership (Landlord) and DOMINO’S PIZZA, L.L.C. (Tenant).

WHEREAS, Landlord entered into a Lease Agreement for a portion of the office building known as Domino’s Farms Prairie House located at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 with Domino’s Pizza, Inc., whose successor in interest is Domino’s Pizza, L.L.C. (Tenant) for a term of five (5) years commencing as of December 21, 1998; and

WHEREAS, Landlord and Tenant extended the term of the lease, included additional space as a part of the Premises, and incorporated additional provisions via a FIRST AMENDMENT TO LEASE dated August 8, 2002; and

WHEREAS, Landlord and Tenant desire to modify and clarify the Premises to which said lease shall apply;

NOW, THEREFORE, Landlord and Tenant agree to amend the Lease by replacing Section B (Premises) of the FIRST AMENDED STANDARD LEASE SUMMARY with the following:

Office Space, Lab Space and Conference Center Square Footage: 200,405 rentable square feet, based upon 174,265 usable square feet with a 15% common area factor.

Warehouse Square Footage: 5,019 square feet.

Location:     All of the highlighted space as shown on the attached Rider A.

IT IS FURTHER AGREED AND UNDERSTOOD that Tenant will be temporarily leasing various suites until renovations to the Premises have been completed. Tenant will pay rent for any and all “swing” space at a rate of $25.95 per square foot during the first year of the lease term. Rent for any and all “swing” space extending beyond Year 1 of the extension shall be charged at a rate which corresponds to and equals the rate established for each subsequent year of the lease term.

IN WITNESS WHEREOF, the parties have hereunto executed this SECOND AMENDMENT TO LEASE AGREEMENT as of the day and year first above written.

LANDLORD: DOMINO’S FARMS OFFICE PARK, L.L.C. (a Michigan limited liability company)

By:

Its:	Paul R. Roney Manager

TENANT: DOMINO’S PIZZA, LLC (a Michigan limited liability company)

By:

Name:
Its:

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